Exhibit 10.2
2006 OUTSIDE DIRECTOR STOCK COMPENSATION PROGRAM
UNDER THE
EMMIS COMMUNICATIONS CORPORATION
2004 EQUITY COMPENSATION PLAN

Section 1.	Introduction and Purpose. To address business conditions and to further align our directors’ interests with those of our shareholders Emmis Communications Corporation is instituting this 2006 Outside Director Stock Compensation Program (the “Program”) under the Emmis Communications Corporation 2004 Equity Compensation Plan (the “Plan”).

Section 2.	Award. Pursuant to the authority under the Plan, the Board of Directors hereby authorizes and awards, effective on the first business day after the end of the Award Year, Restricted Stock to Participants in accordance with the terms set forth below (sometimes referred to as the “Award” or “Awards”).

Section 3.	Definitions.

“Award Year” means January 1, 2006 through December 31, 2006, and each calendar year thereafter.

“Board of Directors” means the Board of Directors of Emmis Communications Corporation.

“Company” means Emmis Communications Corporation.

“Director” means a person who is a member of the Board of Directors.

“Emmis” means Emmis Communications Corporation and its Subsidiaries, as defined by the Plan, that are generally included in its United States’ payroll system.

“Emmis Stock”, “Share” or “Stock” means the Class A Common Stock of Emmis Communications Corporation.

“Initial Value” means the lower of (i) the VWAP on November 1, 2005 and (ii) the VWAP on the first trading day immediately preceding the beginning of the Award Year or (iii) the average VWAP during the first 45 days of that Award Year.

“Participant” means a Director who is not an employee of the Company or its subsidiaries.

“Plan” means the 2004 Equity Compensation Plan sponsored by the Company.

“Program” means this 2006 Outside Director Stock Compensation Program.

“Program Compensation” means the sum of all directors fees payable to each Participant during the Award Year in accordance with outside director compensation policies in effect from time to time.

“Restricted Stock” means the award of Stock issued under this Program.

“Securities Trading Policy” means the policy established by the Board of Directors of the Company from time to time that specifies, among other things, the times when an Emmis employee may buy or sell Emmis Stock.

“VWAP” means the Volume Weighted Average Price per share of Emmis Stock as of the end of a trading day as calculated by Bloomberg, L.P. or such other organization designated by the Company; provided, however, that if there are no shares of Emmis Stock traded on the NASDAQ/NMS on such date, the VWAP shall mean the volume weighted average price per share of Emmis Stock as of the end of the previous trading day on which shares of Emmis Stock were traded on the NASDAQ/NMS.

Section 4.	Restricted Stock.
(a)	Restricted Stock Agreement. Each Participant will receive a Restricted Stock Agreement providing for the issuance of Restricted Stock to the Participant after the end of the Award Year. Subject to the terms of the Restricted Stock Agreement, the number of shares of Restricted Stock to be issued to the Participant will equal the sum of Shares determined under Subsection 4(b). Such Restricted Stock will be issued as soon as administratively practicable after the end of the Award Year. So long as a Participant is not in possession of material non-public information and the Securities Trading Policy does not prohibit the Participant from buying or selling Emmis Stock, the Participant may sell the Restricted Stock upon issuance after the end of the Award Year. Pursuant to the authority under the Plan, the purchase price for Restricted Stock under this Program shall be zero ($0) and the Restricted Stock shall be issued without restriction as to resale.

(b)	Number of Shares. The number of Shares of Restricted Stock awarded to a Participant under this Section shall equal the Participant’s Program Compensation for the Award Year divided by the Initial Value, provided that if the Participant has attended, in person or by phone, at least 75% of all of the meetings of the Board of Directors and of any Board of Directors’ Committees on which the Participant serves, the Participant’s Program Compensation shall be divided by 80% of the Initial Value. The actual number of Shares will be rounded up to the nearest full share.

(c)	Forfeiture.
(i)	A Participant shall forfeit any and all rights under this Section and the Company shall not issue any Restricted Stock hereunder if the Participant is removed for Cause from the Board of Directors prior to the last day of the applicable Award Year. In all other cases in which the Participant ceases to be a Director, the number of Shares of Restricted Stock that Emmis will issue to the Participant will include all retainers for the applicable year, as well as fees for meetings during the Award Year attended prior to the date the Participant ceased to be a Director. If a Participant ceases to be a Director for any reason other than removal for Cause, Emmis will deliver to the Participant or, in the event of death, the Participant’s estate, a certificate for the prorated Shares of Emmis Stock promptly after the Participant, or the Participant’s estate, pays Emmis any applicable taxes and other withholdings as required by law.

(ii)	Solely for purposes of grants of Restricted Stock under this Program, “Cause” means the conviction of the Participant of (or the admission by the Participant of the commission of ) any felony or other crime involving dishonesty, fraud or moral turpitude, or the Participant’s habitual neglect of duties; provided that in either event, the action involved must have had a detrimental effect on Emmis.

Section 5.	Incorporation of Equity Incentive Plan by Reference.

The adoption of this Program is not an amendment to the Plan. Instead, it represents the exercise of discretionary authority of the Board of Directors to make “Awards” of “Restricted Stock” under Section 8 of the Plan by setting forth the terms and conditions under which certain “Awards” are made under the Plan. All of the terms and conditions of the Plan are incorporated by reference in this Program and each Award hereunder

Section 6.	Miscellaneous.
(a)	Administration. The Compensation Committee of the Board of Directors or its designee have the express authority under this Program to:
(i)	carry out the general administration of the Program;

(ii)	cause to be prepared all forms necessary or appropriate for the administration of the Program;

(iii)	keep appropriate books and records;

(iv)	determine amounts to be disbursed to Participants and others under the provisions of the Program;

(v)	determine, consistent with the provisions of this instrument and the Plan, all questions of eligibility, rights, and status of Participants and others under this Program; and

(vi)	interpret, with discretionary authority, the provisions of this Program and to resolve, with discretionary authority, all disputed questions of Program interpretation and benefit eligibility, consistent with the terms of the applicable Plan;
(b)	Relationship. Notwithstanding any other provision of this Program, this Program and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among Emmis, the Participant, or any other persons.

(c)	Tax Withholding. The Company may withhold from any payment due hereunder any taxes required to be withheld under applicable federal, state, or local tax laws or regulations.

(d)	Tax Liability. The Company does not expressly or impliedly guarantee any federal, state or local tax consequences of participation in the Program.

(e)	Amendment. The Board of Directors reserves to itself and the Compensation Committee thereof, singly, the right to amend the Program at any time as it deems appropriate in its sole discretion. No amendment shall reduce any benefits accrued under the Program prior to the date the amendment was duly authorized.

(f)	Termination. The Board of Directors reserves to itself and the Compensation Committee thereof, singly, the right to terminate the Program at any time as it deems appropriate in its sole discretion.

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